                                                                  EXHIBIT (d)(7)

                  [On ING Pilgrim Investments, LLC Letterhead]



MaryAnn Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602


                                          November 2, 2001


Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001 between ING Pilgrim Investments, LLC and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to Pilgrim Principal Protection Fund II, a newly established series of Pilgrim Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "Pilgrim Principal Protection Fund II" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for the series, is attached hereto.

Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to Pilgrim Principal Protection Fund II by signing below.

                                          Very Sincerely,



                                          Michael J. Roland
                                          Senior Vice President
                                          ING Pilgrim Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.


By___________________________
      MaryAnn Fernandez
      Senior Vice President

                                     FORM OF
                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              SUB-ADVISER AGREEMENT
                                DATED MAY 9, 2001

                                     BETWEEN

                          ING PILGRIM INVESTMENTS, LLC
                                       AND
                       AELTUS INVESTMENT MANAGEMENT, INC.

                           EFFECTIVE NOVEMBER 2, 2001

SERIES                                   ANNUAL INVESTMENT MANAGEMENT FEE
------                                   --------------------------------
Pilgrim Principal Protection Fund        Offering Phase                  0.125%
                                         Guarantee Period                0.40%
                                         Index plus LargeCap Period      0.30%

Pilgrim Principal Protection Fund II*    Offering Phase                  0.125%
                                         Guarantee Period                0.40%
                                         Index plus LargeCap Period      0.30%


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*  This Amended and Restated Schedule A will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.